                                                                      Exhibit 23

                        Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of Coeur d'Alene Mines Corporation of our report dated April 14, 1999 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

Seattle, Washington                         ERNST & YOUNG
April 15, 1999